                                                                   EXHIBIT 10.5


                               SECURED PROMISSORY NOTE


$1,000,000.00                 Nashville, Tennessee                 May 29, 1992


    FOR VALUE RECEIVED, the undersigned, CCS TECHNOLOGY GROUP, INC., a Florida corporation ("Maker"), promises to pay to the order of SIRROM CAPITAL, L.P., a Tennessee limited partnership ("Payee"; Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ONE MILLION DOLLARS AND NO/100THS DOLLARS ($1,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen percent (13%) per annum (computed on the basis of a 365-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

    Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of July 1992, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until June 1, 1997 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

    The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

    Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within fifteen (15) business days; or in the event that any default or event of default shall occur under that certain Loan and Security Agreement of even date herewith, between Maker and Payee (the "Loan Agreement"), which default or event of default is not cured within any applicable cure period set forth in said Loan Agreement; or should any default be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is two percentage points (2.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

    In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay to Holders an amount equal to all such costs, including without limitation all reasonable attorney's fees and all court costs.

    Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only be an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

    The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (a) the Loan Agreement of even date herewith, and
(b) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Holder as more specifically described in the Loan Agreement.

    All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, IPSO FACTO, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

    Notwithstanding the place of making of this Note, the parties agree that this Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

    As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                       MAKER:

                                       CCS TECHNOLOGY GROUP, INC.
                                       By:  /s/ Edward A. Hargroves
                                          --------------------------------
                                            Title: President
                                                   ----------------
                                      3
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ACKNOWLEDGMENT:

State of----------------
County of---------------

    The foregoing instrument was acknowledged before me this _____ day of ___________, 19___, by _____________________, a corporation organized under the laws of the state of _______________ on behalf of said corporation.

                                       ------------------------------
                                       Signature

                                       ------------------------------
                                       Name

                           GUARANTY AND SECURITY AGREEMENT

    GUARANTY AND SECURITY AGREEMENT dated as of May 29, 1992 among CREDIT CARD SOFTWARE GROUP, INC., a Florida corporation, CUSO MANAGEMENT GROUP, INC., a Delaware corporation, CREDIT CARD SOFTWARE INTERNATIONAL, INC., a Florida corporation, REVOLVING CREDIT SOLUTIONS, INC., a Florida corporation (each a "Guarantor" and, collectively, the "Guarantors") and SIRROM CAPITAL, L.P., a Tennessee limited partnership ("Lender").

    WHEREAS, CCS Technology Group, Inc., a Florida corporation and the parent corporation of the Guarantors (the "Company"), and Lender are parties to a Loan and Security Agreement of even date herewith (the "Loan Agreement) providing, subject to the terms and conditions thereof, for the making of a $l,000,000 loan by Lender to the Company as evidenced by a secured promissory note of even date herewith (the "note"); and

    WHEREAS, to induce the Lender to enter into the Loan Agreement and to make the loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guaranty the Secured Obligations (as defined in the Loan Agreement) and, as security for the performance of such guaranty, to grant a security interest in the Collateral (as hereinafter defined).

    NOW, THEREFORE, in consideration of the premises and as an inducement for the Lender to make the loan under the Loan Agreement, the Guarantors do hereby, subject to the terms hereof, covenant and agree with the Lender as follows:

                                      ARTICLE I
                               COVENANTS AND AGREEMENTS

    Section 1.1. UNLIMITED GUARANTEE OF PAYMENT. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to the Lender for the benefit of the holders from time to time of the Note the full and prompt payment of all sums under the Note when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, and full and prompt payment and satisfaction of the Secured Obligations (as defined in Section 2.03 of the Loan Agreement). Each Guarantor hereby jointly and severally, irrevocably and unconditionally agrees that upon any default by the Company in the payment, when due, of the Secured Obligations, such Guarantor will promptly pay the same.

    (b) all payments by the Guarantors shall be made in lawful money of the United States of America.

    (c) The Guarantors shall pay to the Lender all reasonable costs and expenses (including legal fees) incurred by the Lender in the protection of any of its rights or in the pursuance of any of its remedies in respect of the Secured Obligations or this Guaranty.

    Section 1.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the Secured Obligations, together with all other sums payable by the Company under the terms of the Loan Agreement or this Guaranty have been paid in full, and, to the extent permitted by law, such obligations shall not be impaired by any state of facts or the happening of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantors:

    (a) the invalidity, irregularity, illegality or unenforceability of, or any defect in (i) the Loan Agreement or (ii) any collateral security;

    (b) the waiver, compromise, settlement, release or termination of any of the obligations, covenants or agreements of the Company under the Loan Agreement (except by payment in full of the Secured Obligations);

    (c) the failure to give notice to any of the Guarantors of the occurrence of an event of default under the Loan Agreement the Note or this Guaranty;

    (d) the release, sale, exchange, surrender or other change in any security for payment of the Secured Obligations;

    (e) the extension of time for payment of any principal of or interest on the Note or for performance of any other obligations under the Loan Agreement, the Note or this Guaranty or the extension or the renewal of any thereof;

    (f) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Loan Agreement or the Note;

    (g) the taking of, or the omission to take, any of the actions referred to in the Loan Agreement, the Note or this Guaranty;

    (h) any failure, omission or delay on the part of the Company, the Lender or any other person to enforce, assert or exercise any right, power or remedy conferred on the Company, the Lender or such other person in the Loan Agreement, the Note or this Guaranty;

    (i) with respect to any Guarantor, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any other Guarantor, the Company or any of the assets of any of them, or any allegation or contest of the validity of the Note, or this Guaranty, or the disaffirmance or attempted disaffirmance of the Note, or this Guaranty, in any such proceedings;

    (j) the default or failure of any Guarantor fully to perform any of its obligations set forth in this Guaranty; or

    (k) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

    Notwithstanding the foregoing, each Guarantor shall be obligated to perform its obligations under this Guaranty to the extent such performance would not render such Guarantor insolvent for the purposes of United States bankruptcy laws or other applicable federal or state law providing for the relief of creditors.

    Section 1.3. WAIVERS BY GUARANTORS. The Guarantors hereby waive with respect to the Note, the indebtedness evidenced thereby, the Secured Obligations and this Guaranty: diligence; presentment for payment; demand of payment; filing of claims with a court in the event of bankruptcy of the Company or any other person liable in respect of the Note; any right to require a proceeding first against the Company or any other such person; any right to reimbursement by the Company upon performance of any Guarantor's obligations hereunder; notice of protest; protest; notice of dishonor or nonpayment of any such liabilities and any other notice from the Company and the holders of the Note of acceptance and notice and proof of reliance of the benefits of this Guaranty.

    Section 1.4. OTHER SECURITY. The Lender may pursue its rights and remedies under this Guaranty notwithstanding (a) any other guaranty of or security for the Secured Obligations, and (b) any action taken or omitted to be taken by the Lender or any other Person to enforce any of the rights or remedies under such other guaranty or with respect to any other security.

    Section 1.5. NO SET-OFF BY GUARANTORS. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than performance by each Guarantor of his obligations hereunder) which any Guarantor has or may have with respect to a claim under this Guaranty, shall be available hereunder to such Guarantor against the Lender.

                                      ARTICLE II
                                       SECURITY

    Section 2.1. SECURITY INTEREST. As security for the performance of the obligations of each Guarantor hereunder, each Guarantor hereby grants to Lender a security interest in the following described property and interest in property together with all proceeds thereof (collectively, the "Collateral"):

         (i) EQUIPMENT. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware and firmware, all furniture, fixtures, appliances-and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto, and

         (ii) INVENTORY. All inventory and goods of Guarantor, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rental. therefrom, whether now in existence or owned or hereafter acquired and wherever located; and

        (iii) GENERAL INTANGIBLES. All rights, interests, chooses in action, causes of action, claims and all other intangible property of Guarantor of every kind and nature, in each instance whether now owned or hereafter acquired but not limited to, all corporate and business records: all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concession, and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which Guarantor is beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to Guarantor; and all other intangible property, whether or not similar to the foregoing; and

         (iv) ACCOUNTS, CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS. All of Guarantor's accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; provided, however, that Lender will release its claim to a first and prior security interest in a portion of Guarantor's accounts receivable to the extent necessary to secure additional financing of up to $1,000,000 from a third party lender; and

         (v) SOFTWARE AND RELATED MATERIALS. The object codes and the source codes comprising the computer software programs listed on
    SCHEDULE 2.01 to the Loan Agreement as the same exist on the date hereof and all future improvements, enhancements, revisions and versions thereof, including all versions of such software as adapted and as marketed for use on all types of computer hardware (collectively, the "Software"); all rights to royalties generated from the Software pursuant to licensing, distribution, purchase or similar agreements presently or hereinafter in effect and all rights, interests, chooses in action, causes of action and claims for infringement relative to such property interest of Guarantor; any and all documentation, specifications, instructions, user manuals and other written materials and software necessary to run the Software, to provide a complete understanding of the development of the Software, and to enable the continued and uninterrupted marketing of the Software; and

         (vi) OTHER PROPERTY. All-property or interests in property now owned or hereafter acquired by Guarantor.

Nothing contained in this Section 2.1 or elsewhere in this Agreement or any other Loan Document (as defined in the Loan Agreement) shall prohibit any of the following transactions from being undertaken by any Guarantor:

    (a) The acquisition from time to time of equipment for use in the ordinary course of its business, whether said equipment is financed through a purchase money security interest or capitalized leases;

    (b) The, sale from time to time of equipment due to obsolescence, replacement or repair and, in such event, any security interest therein shall be released at the time of said sale, and any new equipment shall be subject to the Lender's security interest hereunder; or

    (c) The granting of licenses from time to time to third parties of the right to use software and, in said events, the rights granted to said third parties to use said software pursuant to the applicable license agreement shall be prior to any rights of the Lender hereunder. Said grants shall be in accordance with the ordinary and normal course of business of the Guarantor, consistent with past practice, or customary in the software industry. At the request of any customer, the Lender shall confirm in writing that any interest which it may have in any of the Collateral will not adversely affect the rights of the customer under said license agreement.


                                 ARTICLE III
                              EVENTS OF DEFAULT

    Section 3.1. NATURE OF EVENTS. An "event of default" shall exist if any of the following occurs and is continuing:

    (a) Any Guarantor fails to perform or observe any covenant contained herein;

    (b) The occurrence of an Event of Default under Section 6.01 of the Loan Agreement which is not cured within the applicable cure period as provided in the Loan Agreement;

    (c) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction in the premises (i) adjudging any Guarantor a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Guarantor under the United States bankruptcy laws or any other applicable federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Guarantor or of any substantial part of such Guarantor's property, or (iv) ordering the winding up or liquidation of the affairs of any Guarantor, and any such decree or order continues unstayed and in-effect for a period of 60 consecutive days; or

    (d) Any Guarantor (i) commences a voluntary case under the United States bankruptcy laws, or (ii) commences proceedings to be adjudicated bankrupt or insolvent, or (iii) consents to the institution of bankruptcy or insolvency proceedings against itself, or (iv) files a petition or answer or consent seeking reorganization, an arrangement with creditors or an order for relief under the United States bankruptcy laws or any other applicable federal or state law, or (v) consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee custodian, sequestrator (or other similar official) of such Guarantor or of any substantial part of his property or (vi) makes an assignment for the benefit of creditors, or (vii) admits in writing its inability to pay its debts generally as they become due.

    Section 3.2. DEFAULT REMEDIES. If an event of default exists, Lender may proceed to enforce the provisions hereof and to exercise any other rights, powers and remedies available to the Lender, including foreclosure on the Collateral. The Lender, in its sole discretion, shall have the right to proceed first and directly against any Guarantor under this Guaranty without proceeding against any other Guarantor or exhausting any other remedies which it may have and without resorting to any other security held by or for the benefit of the Lender.

    Section 3.3. REMEDIES; WAIVER AND NOTICE. (a) No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Guaranty or now or hereafter existing at law or in equity or by statute.

    (b) No delay or omission to exercise any right or power accruing upon the occurrence of any event of default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

    (c) In the event any provision contained in this Guaranty should be breach by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

    (d) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

                                  ARTICLE IV
                                MISCELLANEOUS

    Section 4.1. SURVIVAL. All warranties, representations and covenants made by the Guarantors herein shall be deemed to have been relied upon by, the Lender and the holders from time to time of the Note and shall survive the delivery to the Lender and the holders from time to time of the Note of this Guaranty and the Note regardless of any investigation made by the Lender or the holders from time to time of the Note or on its behalf.

    Section 4.2. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Guaranty are intended to be for the benefit of all holders, from time to time, of the Note.

    Section 4.3. NOTICES. All communications under this Guaranty shall be in writing and shall be deemed given when delivered and, if delivered by mail, shall be mailed by registered, certified or first class mail, postage prepaid, return receipt requested and addressed as follows:

    TO ANY GUARANTOR:
         c/o CCS Technology Group, Inc.
         900 Winderley Place
         Maitland, Florida  32751
         Attention:  Edward F. Hargroves,
         President and Chief Executive Officer

     With a copy to:
         Akerman, Senterfitt & Eidson, P.A
         17th Floor, Firstate Building
         255 South Orange Avenue
         P. O. Box 231
         Orlando, Florida 32801-0231
         Attention:  Patrick T. Christiansen, Esq.

    TO THE LENDER:
         Sirrom Capital, L.P.
         Nashville City Center
         Suite 900, 511 Union Street
         Nashville, Tennessee 37219
         Attention: George M. Miller, II

    With a copy to:
         Waller Lansden Dortch & Davis
         Nashville City Center
         511 Union Street, Suite 2100
         Nashville, Tennessee  37219
         Attention: J.Chase Cole, Esq.

    Section 4.4. AMENDMENTS. No amendment, change, modification, alteration or termination of this Guaranty shall be made except upon the written consent of each Guarantor and the Lender.

    Section 4.5. SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty shall not affect the validity or enforceability of the remaining portion of this Guaranty or any part thereof.

    Section 4.6 APPLICABLE LAW. This Guaranty shall be governed by the laws of the State of Florida applicable to agreements executed and wholly performed therein, without regard to that state's principles of conflicts of laws.

    IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered as of the date first above written.

                                       GUARANTORS:

                                       CREDIT CARD SOFTWARE GROUP, INC.


                                       By: /s/ David [                   ]
                                           -----------------------------------
                                           Title:_____________________________

                                       CUSO MANAGEMENT GROUP, INC.


                                       By: /s/ William A. Rogers
                                           -----------------------------------
                                           Title:_____________________________

                                       CREDIT CARD SOFTWARE INTERNATIONAL, INC.


                                       By: /s/ Edward A. Hargroves
                                           -----------------------------------
                                           Title:_____________________________

                                       REVOLVING CREDIT SOLUTIONS, INC.


                                       By: /s/ Rolland E. Hunter
                                           -----------------------------------
                                           Title: General Manager and Chief
                                                  Operating Officer

                                       LENDER:

                                       SIRROM CAPITAL, L.P.


                                       By: Sirrom Corporation
                                           Its General Partner

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                                       By: /s/ George M. Miller, II
                                           -----------------------------------
                                           George M. Miller, II
                                           Vice President

                                     14